Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of AIM Investment Funds (Invesco Investment Funds) of our reports dated December 21, 2023, relating to the financial statements and financial highlights of the funds listed in Appendix A which appear in AIM Investment Funds (Invesco Investment Funds)’s Annual Report on Form N-CSR for the year ended October 31, 2023. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm,” “Financial Highlights,” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

February 27, 2024

Appendix A

AIM Investment Funds (Invesco Investment Funds)

Invesco Balanced-Risk Allocation Fund*

Invesco Balanced-Risk Commodity Strategy Fund*

Invesco Core Bond Fund

Invesco Developing Markets Fund*

Invesco Discovery Mid Cap Growth Fund

Invesco EQV Emerging Markets All Cap Fund

Invesco Emerging Markets Local Debt Fund

Invesco Fundamental Alternatives Fund*

Invesco Global Allocation Fund*

Invesco Global Infrastructure Fund

Invesco Global Strategic Income Fund*

Invesco Greater China Fund

Invesco Health Care Fund

Invesco International Bond Fund*

Invesco Macro Allocation Strategy Fund*

Invesco Multi-Asset Income Fund

Invesco World Bond Factor Fund

*Consolidated financial statements and consolidated financial highlights